Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NASSAU

AARON DULITZ, on behalf of himself and all others similarly situated,	Plaintiff,	) ) ) ) ) ) ) ) ) ) ) ) ) )	Index No. 02-020389
vs.
ALAN P. HIRMES, CHARLES L. EDSON, THOMAS W. WHITE, MICHAEL J. BRENNER, STEPHEN M. ROSS, STUART J. BOESKY, PETER T. ALLEN, RELATED CAPITAL COMPANY and ARTHUR P. FISCH,	Defendants,
-and-
CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY,	Nominal Defendant.

NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,

CLASS ACTION DETERMINATION, PROPOSED SETTLEMENT,

SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:	ALL HOLDERS OF COMMON STOCK OF CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY (“CHARTERMAC” OR THE “COMPANY”) FROM DECEMBER 17, 2002, THROUGH AND INCLUDING THE DATE OF THE CONSUMMATION OF THE PROPOSED TRANSACTION AND THEIR SUCCESSORS IN INTEREST OR TRANSFEREES AND ASSIGNS, IMMEDIATE AND REMOTE (THE “CLASS”).

THIS NOTICE IS TO INFORM YOU OF THE PROPOSED SETTLEMENT OF DULITZ V. HIRMES, INDEX NO. 02-020389 (THE “ACTION”), NOW PENDING IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NASSAU (THE “ACTION”) AND THE HEARING TO BE HELD ON OCTOBER 24, 2003 AT 10:00 A.M., BEFORE THE HONORABLE IRA B. WARSHAWSKY, SUPREME COURT OF THE STATE OF NEW YORK (THE “COURT”) AT 100 SUPREME COURT DRIVE, MINEOLA, NEW YORK, TO DETERMINE WHETHER THE STIPULATION OF COMPROMISE AND SETTLEMENT ENTERED INTO BY THE PARTIES TO THE ABOVE ACTION, DATED JULY 29, 2003 (THE “SETTLEMENT” OR THE “STIPULATION”), IS FAIR, REASONABLE, ADEQUATE, IN THE BEST INTERESTS OF CHARTERMAC AND THE CLASS, AS DEFINED HEREIN, AND SHOULD BE APPROVED BY THE COURT; WHETHER TO CONTINUE THE CERTIFICATION OF THE CLASS AS PROVISIONALLY MADE IN THE COURT’S HEARING ORDER DATED AUGUST 7, 2003; TO DETERMINE WHETHER JUDGMENT SHOULD BE ENTERED IN THE ACTION PURSUANT TO THE SETTLEMENT, WHICH WILL, AMONG OTHER THINGS, DISMISS THE ACTION WITH PREJUDICE; WHETHER THE REQUEST BY PLAINTIFF’S COUNSEL FOR AN AWARD OF ATTORNEY’S FEES, COSTS AND DISBURSEMENTS SHOULD BE GRANTED; AND TO RULE ON SUCH OTHER MATTERS AS THE COURT MAY DEEM APPROPRIATE.

IF A PERSON OTHER THAN YOU IS THE BENEFICIAL HOLDER OF SHARES OF CHARTERMAC COMMON STOCK HELD BY YOU OF RECORD, YOU ARE REQUESTED TO FORWARD THIS NOTICE TO THE BENEFICIAL OWNER. ADDITIONAL COPIES OF THE NOTICE WILL BE MADE AVAILABLE TO YOU FOR THIS PURPOSE UPON REQUEST DIRECTED TO CHARTERMAC.

PLEASE READ THIS NOTICE CAREFULLY. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE SETTLED CLAIMS.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

DESCRIPTION OF THE LITIGATION AND SETTLEMENT

1.  The Action, brought by a shareholder of Charter Municipal Mortgage Acceptance Company (“CharterMac” or the “Company”), on behalf of CharterMac and on behalf of himself and others similarly situated, challenges certain actions allegedly taken or not taken by the members of the Board of Trustees of CharterMac (the “Individual Defendants”) in connection with CharterMac’s proposed acquisition of all of the interests in Related Capital Company (“RCC”), a New York General Partnership, and certain interests owned by the principals of RCC relating to RCC’s business and the business conducted by RCC (other than certain excluded assets) in exchange for up to $338 million in cash and special common units of a subsidiary of CharterMac (“SCUs”) and CharterMac special preferred voting shares as fully described in the Contribution Agreement dated as of December 17, 2002 and the exhibits thereto (the “Proposed Transaction”).

2.  Plaintiff alleges that RCC and its affiliates essentially manage the day-to-day affairs of CharterMac and that the RCC businesses being acquired by the Company were founded and are principally owned by defendants Stephen M. Ross (“Ross”), Alan P. Hirmes (“Hirmes”) and Stuart H. Boesky (“Boesky”), who each hold board and/or senior management positions with CharterMac.

3.  Plaintiff alleges that defendant Ross is the Chairman of CharterMac; Hirmes is the Executive Vice-President of CharterMac; and Boesky is the President and Chief Executive Officer of CharterMac (defendants Ross, Hirmes and Boesky are sometimes referred to as the “RCC Principals”).

4.  Plaintiff alleges that the transaction amounts to self-dealing and is intended to unjustly enrich the RCC Principals and, thus, the terms of the Proposed Transaction amount to a breach of fiduciary duties owed to CharterMac and its public shareholders by the Individual Defendants. Among other things, plaintiff alleges that the Proposed Transaction amounts to waste and that the voting rights and economic interests of CharterMac’s public shareholders will be substantially diluted and adversely affected by virtue of the Proposed Transaction.

5.  Plaintiff’s complaints in the Action sought primarily injunctive relief and, in the alternative, monetary damages.

6.  Defendants deny the material allegations of plaintiff’s complaints and believe that defendants have substantial and meritorious defenses to the claims asserted against them.

7.  Following the commencement of the Action, plaintiff’s attorneys continued their investigative efforts and were provided by counsel for the defendants with copies of: (1) investment banking materials prepared by Dresdner Kleinwort Wasserstein, Inc. (“DKW”), the financial advisor to the special committee of CharterMac’s independent trustees (the “Special Committee”), in connection with the Proposed Transaction; (2) the 2003 budget for RCC; (3) certain agreements pertinent to the Proposed Transaction; and (4) a draft of the preliminary proxy materials (the “Preliminary Proxy”) related to the Proposed Transaction. Thereafter, plaintiff’s counsel reviewed the aforementioned materials and met with representatives of the defendants, along with plaintiff’s counsel’s independent financial advisor, Wilbur L. Ross, Jr. of W.L. Ross & Co, Inc. (“W.L. Ross”) and provided detailed comments to and negotiated with representatives of CharterMac with respect to the terms of the Proposed Transaction and the proxy disclosures related thereto.

8.  Among other things, counsel to the parties discussed that: (1) because a vote of CharterMac’s shareholders holding a majority of CharterMac’s outstanding common shares is required to approve the Proposed Transaction and, because the defendants in the Action, who are interested in the Proposed Transaction, collectively own approximately 2% of the voting power of CharterMac, the common shares of CharterMac held by the Individual Defendants and the RCC Principals should be voted in favor of and/or against the Proposed Transaction in the same proportion as are the votes of the common shares held by shareholders not affiliated with the Individual Defendants and the RCC Principals; (2) that the future relations agreement to be entered into between defendant Ross and his affiliates on the one hand, and CharterMac on the other hand in connection with the Proposed Transaction (the “Future Relations Agreement”), should be amended to provide that defendant Ross through his affiliates shall be required to provide the Company with tax credit syndication opportunities for a period of six years, instead of the five year period that had already been agreed to in the Future Relations Agreement; (3) that the SCUs obtained by defendant Ross and his affiliates in connection with the Proposed Transaction which, as agreed-to, had no “lock-up” preventing the sale or exchange of such SCUs, should be locked-up, other than transfers to permitted transferees specified in the Lockup Agreement or pledges, for a period of one year from the date of the closing of the Proposed Transaction; (4) that the shared services agreement to be entered into between defendant Ross and his affiliates on the one hand, and CharterMac on the other hand in connection with the Proposed Transaction (the “Shared Services Agreement”), which permitted CharterMac to continue to use certain services of defendant Ross and his affiliated companies after the closing of the Proposed Transaction, including human resources, mailroom, computer support, e-mail, reception and other office services, should be modified to provide (a) that the amount defendant Ross and his affiliated companies may charge for such services should not exceed the amount that CharterMac reasonably would pay within the range of prices for such services as is typically charged at the relevant time by unaffiliated third parties, and (b) to give CharterMac the right to challenge any increase in the price payable by it to defendant Ross and his affiliated companies to the extent that such increase is caused by increased costs resulting from changes in the requirements of defendant Ross and his affiliated companies that did not also apply in a substantially similar manner to CharterMac or RCC; (5) because of the dilutive impact on the voting rights and economic interests of CharterMac’s public shareholders as a result of the Proposed Transaction, the voting power represented by the CharterMac special preferred voting shares (and any CharterMac common shares issued in exchange for the SCUs) to be received by the Individual Defendants and/or the RCC Principals in connection with the Proposed Transaction should be reduced by 10% for a period of two years from the date of the closing of the Proposed Transaction; and (6) plaintiff’s counsel provided defendants’ counsel with comments with respect to the disclosures contained in the Preliminary Proxy.

9.  Counsel for the parties have engaged in extensive, good faith discussions with regard to the possible settlement of the Action. In settlement of the Action, defendants have agreed: (1) that the common shares of CharterMac held by the Individual Defendants and the RCC Principals shall be voted in favor of and/or against the Proposed Transaction in the same proportion as are the votes of common shares held by shareholders not affiliated with the Individual Defendants and the RCC Principals; (2) to amend the Future Relations Agreement to provide that defendant Ross through his affiliates shall be required to provide the Company with tax credit syndication opportunities for a period of six years, instead of the five year period that had initially been agreed to; (3) to lock-up, for a period of one year, the SCUs obtained by defendant Ross and his affiliates in connection with the Proposed Transaction, except that this lock-up shall not apply to transfers to permitted transferees specified in the Lockup Agreement (provided that such permitted transferees agree to the restrictions of this lock-up) or to pledges; (4) to cap the fees payable by CharterMac under the Shared Services Agreement to provide that the amount defendant Ross and his affiliated companies may charge for such services, shall not exceed the amount that CharterMac reasonably would pay within the range of prices for such services as is typically charged at the relevant time by unaffiliated third parties to the extent that such services may be purchased from unaffiliated third parties, and give CharterMac the right to challenge any increase in the price payable by it to defendant Ross and his affiliated companies to the extent that such increase is caused by increased costs resulting from changes in the requirements of defendant Ross and his affiliated companies that did not also apply in a substantially similar manner to CharterMac or RCC; (5) for a period of two years after the closing of the Proposed Transaction, to vote on any matter requiring a vote of the shareholders of CharterMac not more than 90% of the voting power represented by the CharterMac special preferred voting shares (and any CharterMac common shares to be issued in exchange for the SCUs) received by the Individual Defendants and/or the RCC Principals in connection with the Proposed Transaction; and (6) plaintiff’s counsel provided defendants’ counsel with comments with respect to the Preliminary Proxy and those comments were taken into account and included in the definitive proxy statement disseminated to CharterMac’s shareholders in connection with the vote held in connection with the Proposed Transaction. Defendants acknowledge that plaintiff’s counsel’s communications with defendants’ counsel and their litigative efforts were the sole causal factors in causing the aforementioned modifications to the agreements concerning the Proposed Transaction.

10.  Plaintiff’s counsel has conducted a thorough investigation of the facts and law relating to the matters set forth in the complaints in the Action. This investigation has included the review of substantial documents and the depositions of (a) a representative of DKW, the financial advisor of the CharterMac Special Committee and (b) defendant Hirmes. Plaintiff’s attorneys have also undertaken an independent investigation of the facts outside the discovery process. Throughout this process, plaintiff’s counsel had numerous communications with defendants’ counsel to discuss the factual and legal issues attendant to the shareholders’ litigation. They have conducted discussions and arm’s-length negotiations with representatives of defendants with a view to settling the issues in dispute and achieving the best possible relief consistent with the interests of CharterMac and the members of the Class (as defined above).

DISMISSAL OF THE ACTION AND RELEASE OF CLAIMS

11.  The Stipulation provides that, if the Settlement is approved by the Court, the Action will be dismissed on the merits with prejudice as to all defendants and their affiliates and against plaintiffs and all other members of the Class without costs, except as provided in the Stipulation, and all claims (a) based upon or concerning the Proposed Transaction or (b) based upon or concerning the terms or implementation of the Settlement shall be compromised, settled, released and discharged (as fully described in the Stipulation). Thus, if the Court approves the proposed Settlement, members of the Class will be forever barred from contesting the fairness, reasonableness or adequacy of the proposed Settlement, or from pursuing the Settled Claims.

THE SETTLEMENT HEARING

12.  A hearing will be held before this Court in its courtroom in the New York Supreme Court, 100 Supreme Court Drive, Mineola, New York, on October 24, 2003, at 10:00 a.m. (the “Settlement Hearing”), to determine whether: (i) to continue the certification of the Class as provisionally made in the Court’s Hearing Order dated August 7, 2003; (ii) the Stipulation is fair, reasonable, adequate and in the best interests of CharterMac and the Class, and should be approved by the Court; (iii) an Order and Final Judgment, as contemplated by the Settlement, should be entered dismissing the Action as to all defendants and with prejudice as against CharterMac, the named plaintiff and all members of the Class; (iv) if the Court approves the Settlement, and enters the Order and Final Judgment, the Court should grant the application of the plaintiff’s attorneys in the Actions for attorneys’ fees and expenses in connection with the Action; and (v) the Court should rule on such other matters as it may deem appropriate.

APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

13.  If the Settlement is approved by the Court, plaintiff’s attorneys will apply to the Court for an award of attorneys’ fees in the amount of $400,000 and expenses not to exceed $35,000. Defendants will not object to such application. Subject to the conditions set forth in the Stipulation, including approval of the Settlement by the Court, CharterMac (or its successors and assigns) will pay plaintiff’s attorneys such fees and expenses as may be awarded by the Court.

RIGHT TO APPEAR

14.  At the Settlement Hearing, any person who has not requested exclusion from the class in the manner provided in paragraph 6 of the Hearing Order and paragraph 16 herein, who objects to the Settlement, the judgment to be entered in the Action, or the award of attorneys’ fees and expenses may appear in person or by his attorney at the hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than named plaintiff and defendants in the Action shall be heard and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than fifteen (15) days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear, (b) a statement of such person’s objections to any matters before the Court, (c) proof of membership in the Class and/or ownership of shares, and (d) the grounds therefor or the reasons that such person desires to appear and to be heard, and all documents or writings that such person desires the Court to consider such filing shall be served upon the following counsel:

Seth D. Rigrodsky, Esq.

MILBERG WEISS BERSHAD HYNES & LERACH LLP

One Pennsylvania Plaza

New York, N.Y. 10119

Joel S. Weiss, Esq.

ESANU KATSKY KORINS & SIGER, LLP

605 Third Avenue

New York, N.Y. 10158

David E. Nachman, Esq.

PIPER RUDNICK

1251 Avenue of the Americas

New York, NY 10020

15.  Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the judgment to be entered in the Action, or the award of attorneys’ fees and expenses to plaintiffs’ counsel, or otherwise to be heard, except by serving and filing written objections as described above. Any person who fails to object in the manner prescribed above will be deemed to have waived such objection and will be forever barred from raising such objection in this action. Pending final determination of whether the Settlement should be approved, the Court has ordered that plaintiff, all members of the Class, or any of them, either directly, representatively or in any capacity, upon the receipt of this Notice, may not commence or prosecute any action asserting claims which are or relate to the Settled Claims.

NOTICE OF RIGHT TO REQUEST

EXCLUSION FROM THE CLASS

16.  Any record or beneficial holder of CharterMac shares between December 17, 2002, and the date of the consummation of the Proposed Transaction, inclusive, who wishes to be excluded from the Class may obtain such exclusion by giving notice by letter mailed on or before October 9, 2003. Unless such notice is given, you will be deemed to be a member of the settlement class and bound by all determinations and judgments in the Action whether favorable or unfavorable. Persons wishing to exclude themselves from the class must mail such notice in writing to the respective attorneys for plaintiff and defendants, as follows:

Seth D. Rigrodsky, Esq.

MILBERG WEISS BERSHAD HYNES & LERACH LLP

One Pennsylvania Plaza

New York, New York 10119

Joel S. Weiss, Esq.

ESANU KATSKY KORINS & SIGER, LLP

605 Third Avenue

New York, New York 10158

David E. Nachman, Esq.

PIPER RUDNICK

1251 Avenue of the Americas

New York, New York 10020

Clerk of the Supreme Court of the State of New York

Nassau County

100 Supreme Court Drive

Mineola, New York 11501

In order to be valid, such request for exclusion shall state: (a) the name and address of the beneficial or record holder(s); (b) the number of shares owned; (c) the date the shares were purchased and (if applicable) sold; and (d) clearly indicates that the sender requests to be excluded from the Class.

17.  If you properly and timely request exclusion from the Class, you will not be bound by any judgment entered in this Action. You will be free to pursue whatever legal rights you may have, if any, against any of the defendants at your own expense. If you do not request exclusion from the Class in the manner provided above you will be bound by the settlement and final judgment entered in this lawsuit pursuant thereto.

SCOPE OF THIS NOTICE

18.  The foregoing description of the transactions at issue, the litigation, the Settlement Hearing, the Action, the Class determination, the terms of the proposed Settlement and other matters described herein, does not purport to be comprehensive. Members of the Class are referred to the Stipulation and documents filed with the Court in the Action, including the pleadings and other papers, which you or your attorney may examine during regular business hours of each business day at the office of the Clerk of the Court, 100 Supreme Court Drive, Mineola, New York.

SPECIAL NOTICE TO BANKS

SECURITIES BROKERS AND OTHER NOMINEES

19.  If you held CharterMac common stock between December 17, 2002, and the date of the consummation of the Proposed Transaction, for the beneficial interest of such a person or organization, the Court has directed that you provide to defendants’ counsel the name and last known address of each such person or organization for whom or which you held such securities. Upon receipt of this information, copies of this Notice will be sent to each beneficial owner so designated. Alternatively, you may request additional copies of this Notice, which will be provided to you free of charge from CharterMac, and you may mail the Notice directly to the beneficial owners of the securities referred to herein. You are entitled to reimbursement of your reasonable expenses actually incurred in connection with the foregoing upon request and submission of appropriate documentation. The reasonable costs of such reimbursement shall be borne by defendants’ counsel.

Dated: Mineola, New York,

September 5, 2003

Clerk the Supreme Court of the State of New York, Nassau County